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                     SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                      ----------------------------------

                                   FORM 8-K

                               CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF
                     THE SECURITIES EXCHANGE ACT OF 1934



                     Date of Report (Date of earliest
                      event reported): April 04, 2003



                            PRESIDENT CASINOS, INC.
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)


              Delaware            0-20840           51-0341200
          ---------------    ----------------    ----------------
          (State or other    (Commission File    (I.R.S. Employer
          jurisdiction of         Number)         Identification
           organization) Number)


           802 North First Street, St. Louis, Missouri    63102
         ---------------------------------------------------------
            (Address of principal executive offices)    (Zip code)

                              (314) 622-3000
             ----------------------------------------------------
             (Registrant's telephone number, including area code)


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Item 5.  Other Events.

  On April 16, 2003, the United States Bankruptcy Court for the Eastern District of Missouri (the "Court") approved a joint motion filed by President Casinos, Inc. and its affiliated debtors and debtors-in-possession (collectively, the "Company"), the unsecured creditors' committee (the "Committee") and certain bondholders of the Company (the "Bondholders") with respect to a timetable and process for the Company's reorganization proceedings. Specifically, the joint motion sought entry of an order approving a timetable and process set forth in a Term Sheet, dated March 25, 2003 (the "Term Sheet"), with respect to either (i) the refinancing of the Company by July 18, 2003, or (ii) a sale of the assets related to the Company's St. Louis gaming operations. In addition, the Court approved motions by the Company to approve the appointment of Libra Securities LLC to serve as the Company's investment banker in connection with any sale of the St. Louis operations and to approve a retention plan for key casino and corporate employees.

  As set forth in the Term Sheet, the Company, the Committee and the Bondholders have agreed that the Company shall have until July 18, 2003 to effect a recapitalization of the Company pursuant to a plan of reorganization with qualified financing commitments under which the unsecured creditors and bondholders would be repaid in full. The Term Sheet also outlines a process and timetable under which the Company's St. Louis operations would be sold in the event that a recapitalization of the Company is not completed as set forth in the Term Sheet. As part of such process, the Company would be required to meet certain benchmarks which, if not met, would permit the Committee to file a motion with the Court for the sale of the Company's St. Louis operations and to appoint a chief restructuring officer to manage the sale process. Such benchmarks include:(i) submission of draft marketing materials by May 1, 2003, (ii) delivery of marketing materials to qualified prospective purchasers within 3 days of the end of the 2003 Missouri Legislative Session, or no later than June 1, 2003, (iii) execution of a definitive asset purchase agreement by August 1, 2003, (iv) filing of a motion to approve the sale by August 4, 2003, and (v) good faith efforts by the Company to locate a purchaser and cooperate with the sale process. The Term Sheet also contemplates that preliminary bids would be received by July 11, 2003, and that a preliminary "stalking horse" bidder would be selected by July 18, 2003.

  A copy of the Term Sheet is attached as Exhibit 99 to this Current Report on Form 8-K.


Item 7.  Financial Statements and Exhibits.

  (c) Exhibits. See Exhibit Index.


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                                 SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: April 21, 2003

                                 PRESIDENT CASINOS, INC.

                                 By: /s/ Ralph J. Vaclavik
                                 -------------------------------------------
                                 Ralph J. Vaclavik
                                 Senior Vice President and
                                 Chief Financial Officer

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                                 EXHIBIT INDEX

Exhibit
Number     Description

99         Term Sheet, dated March 25, 2003